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                                                                     Exhibit 5.2

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of October 2, 2002 by and among TippingPoint Technologies, Inc. (the "Company"), and certain purchasers of the Company's capital stock listed on the signature pages below (the "Holders")

         WHEREAS, the Company and the Holders entered into a Stock Purchase Agreement (the "Purchase Agreement") as of October 2, 2002, providing, among other things, for the purchase by the Purchasers of shares of the Company's Common Stock, $0.01 par value. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the same meanings as defined in the Purchase Agreement; and

         WHEREAS, in connection with the issuance and sale of the Shares and in consideration for the Company's sale of Shares pursuant to the Purchase Agreement relating to such Shares, the Company agreed to grant certain rights to the Holders as set forth in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

1.       Registration Rights. The Company covenants and agrees as follows:

         1.1      Definitions. For purposes of this Section 1:

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means the Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned, (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (iii) any Registrable Securities that are eligible for resale under Rule 144(k) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act;

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities; and

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee permitted under Section
1.12 hereof.

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         1.2      Request for Registration.

                  (a) If the Company shall receive, at any time after January 1, 2003, a written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities (or any lesser percentage if the aggregate proposed offering price to the public (before deduction of underwriting discounts and commissions) would be at least $5,000,000), then the Company shall, within ten (10) days after the receipt of such request, give written notice of such request to all Holders and shall, subject to the limitations set forth below, use commercially reasonable efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request to be given within fifteen (15) days of receipt of such notice by the Company.

                  (b) The Company is obligated to effect only two (2) registrations pursuant to Section 1.2 (a).

                  (c) The Company shall use its commercially reasonable efforts to qualify, and to continue to be qualified until there are no longer any Registrable Securities, for registration on Form S-3, or on any comparable or successor form or forms (a "Short Form"). In addition to the rights contained in
Section 1.2(a), the Holders of at least thirteen percent (13%) of the Registrable Securities then outstanding (provided, in any event, that the aggregate estimated offering price of the shares included in such registration must be at least $1,000,000) shall have the right at any time and from time to time after January 1, 2003 to request registrations on a Short Form and, upon such request, the Company shall, subject to the limitations set forth below, use commercially reasonable efforts to effect as soon as practicable the registration on a Short Form of all Registrable Securities that the Holders request to be registered; provided, that the Company shall not be obligated to effect more than two registrations on a Short Form during any twelve month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method of distribution of such shares by such Holders.

                  (d) If the Company is eligible to file registration statements on a Short Form at the time it receives a request for a registration pursuant to
Section 1.2 (a), the Company may notify the Holders that the Company intends to file such registration on a Short Form. Upon the request of the Holders of a majority of the Registrable Securities by written notice given to the Company within fifteen (15) days after the date of sending of the Company's notice, the Company will use its commercially reasonable efforts to cause such registration on a Short Form to be declared a "shelf" registration statement relating to delayed or continuous offerings of the Registrable Securities pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act.

                  (e) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 1.2 within thirty (30) days of receiving such request: (i) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore

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essential to defer the filing of such registration statement, or (ii) a certificate signed by the President of the Company stating that the Company intends within ninety (90) days after the date of such certificate to file a registration statement for a public offering of securities of the Company to the general public, the Company shall not be obligated to effect the registration requested pursuant to this Section 1.2; provided, however, that the Company shall promptly notify the Holders requesting a registration pursuant to this
Section 1.2 of any decision by the Company to abandon or indefinitely delay such public offering. The Company shall have the right to defer such filing for up to two (2) periods of not more than ninety (90) days each after receipt of the request of the Holders requesting a registration; provided, however, that the Company may not use this right more than once (for a total of up to one hundred eighty (180) days) in any twelve (12)-month period. In the event that the Company makes a request pursuant to this Section 1.2(e) that a registration be deferred, the Holder(s) requesting such deferral may withdraw such request and will retain its or their rights pursuant to Section 1.2(a) or 1.2(c), as applicable.

                  (f) The Company shall not grant to any persons any rights to request the Company to register any of its equity securities, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of a majority of the Registrable Securities, unless such rights are expressly designated as subordinate and junior to (including, without limitation, rights with respect to underwriter cutbacks or similar limitations) those granted under Sections 1.2 and 1.3 of this Agreement.

                  (g) The Holders of a majority of the Registrable Securities included in any registration under this Section 1.2 shall have the right to select investment banker(s) and manager(s) to administer the offering, subject to the Company's approval, which shall not be unreasonably withheld; provided that, unless the Company otherwise consents, the lead investment banker shall be from one of the ten firms which in the immediately preceding calendar year managed the ten highest volumes of equity security offerings or a firm that has previously managed or administered (alone or with others) a public equity security offering for the Company.

         1.3 Company Registration. If (but without any obligation to do so), at any time the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly (no less than thirty (30) days prior to the anticipated filing date) give each Holder written notice of such registration. Upon the written request of a Holder given within fifteen (15) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.7, use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered.

         1.4 Obligations of the Company. Whenever the Company registers under the Securities Act any Registrable Securities in accordance with this
Section 1, the Company shall, as expeditiously as reasonably possible:

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                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the shares of Registrable Securities covered by such registration statement (the "Selling Stockholders' Counsel") copies of all such documents proposed to be filed, which documents shall be subject to the review and comments of such counsel), and, upon the request of a Holder, keep such registration statement effective until the earlier of ninety (90) days after the effective date and the day the distribution described in the registration statement has been completed.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to each Holder and the underwriter or underwriters, if any, and to Selling Stockholders' Counsel and counsel to the underwriters, without charge, such numbers of conformed copies of the registration statement and any pre- or post-effective amendment thereto, upon request, and such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably be requested in order to facilitate the disposition of Registrable Securities owned by a Holder.

                  (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, excluding any consent to service of process required by such securities or blue sky laws.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Any Holder, if participating in such underwriting, shall also enter into and perform its obligations under such an agreement.

                  (f) Notify Holders if covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as promptly as possible thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the Holders selling Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                  (g) Use commercially reasonable efforts to obtain a "cold
comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders, collectively, or the underwriter reasonably request;

                  (h) Make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (i) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order.

                  (j) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or over-the-counter market on which similar securities issued by the Company are then listed.

         1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1 for Holders, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and disbursements of one counsel for the Holders collectively (not to exceed $25,000 in the aggregate), but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.7      Underwriting Requirements.

                  (a) The right of any Holder to include its Registrable Securities in a registration under Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting pursuant to Section 1.2(g). Notwithstanding any other provisions of Section 1.2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise have been underwritten pursuant to
Section 1.2, and the

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number of shares of Registrable Securities that may be included in the registration shall be apportioned first pro rata among the selling Holders according to the total amount of Registrable Securities held by such Holders at the time of registration, then to the Company and then pro rata among any other selling stockholders according to the total amount of securities otherwise entitled to be included therein owned by each such selling stockholder, or in such other proportions as shall mutually be agreed to by such selling stockholders.

                  (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under
Section 1.3 to include any of the Holders' securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting shall be allocated first to the Company, which shall have priority as to registration, placement, allocation and otherwise in such event, and then pro rata among the selling Holders and other selling stockholders with the right to have their shares included in such registration, according to the total amount of Registrable Securities or shares held by such Holders or selling stockholders, as the case may be, at the time of such registration, and then among all other selling stockholders. For purposes of apportionment, Holders and any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.8 Delay of Registration. Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls a Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal, state or provincial law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any

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violation or alleged violation by the Company of the Securities Act, the 1934
Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state or provincial securities law; and the Company will pay to a Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal, state or provincial law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and further provided, that, in no event shall any indemnity under this
Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof if (a) the indemnifying party acknowledges its obligation to indemnify the indemnified party for any losses, damages or liabilities resulting from such claim and provide reasonable evidence to the indemnified party of its financial ability to satisfy such obligation;
(b) the claim does not seek to impose any liability or obligation on the indemnified party other than for money damages; and (c) the claim does not relate to the indemnified party's relationship with its customers or employees. If such conditions are satisfied and the indemnifying party elects to assume and control the defense of a claim, then (i) the indemnified party will not be liable for any settlement of such claim effected without the consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed; and (ii) the indemnifying party may settle such claim without the consent of the indemnified party;

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provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further, that no indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 1.9(d) exceed the net proceeds from the offering received by a Holder, except in the case of willful fraud by a Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information was supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Notwithstanding the foregoing, no Holder shall be required to participate in a registration pursuant to Section 1.3 that would require it to execute an underwriting agreement in connection with a registration that imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 1.3 if a Holder is not permitted to participate in a registration on account of such Holder's refusal to execute an underwriting agreement on the basis of this Section 1.9(e).

          (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

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     1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Holders to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing a Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     1.11 Termination of Registration Rights. Holders shall not be entitled to exercise any right provided for in this Section 1 when such Holder can sell all of such Holder's Registrable Securities in a consecutive ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

     1.12 Assignment of Rights. The right to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee of at least 50,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if (i) the transferee agrees to be bound by the terms hereof and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.   Miscellaneous Provisions.

     2.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Holder. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon Holders and the Company.

     2.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be addressed as follows:

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             (a)  if to the Company, to:

                  TippingPoint Technologies, Inc.
                  7501B North Capital of Texas Highway
                  Austin, Texas 78731
                  Attention: James E. Cahill, Vice President and General Counsel
                  Fax:  (512) 681-8499

             with a copy to:

                  Hughes & Luce, L.L.P.
                  111 Congress Avenue, Suite 900
                  Austin, Texas 78701
                  Attention: J. William Wilson
                  Fax: (512) 482-6859

             (b) if to any Holder, at the address shown on such Holders signature page hereto, marked for attention as there indicated, to:

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this
Section 2.2. Any such notice or communication shall be deemed to have been received: (i) in the case of telecopy or personal delivery, on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (iii) if by registered or certified mail, on the third business day following the date postmarked.

     2.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     2.4 Governing Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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     2.7  Successors and Assigns. Except as otherwise expressly provided in this
Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

     2.8 Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

     2.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

     2.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                               TIPPINGPOINT TECHNOLOGIES, INC.

                               By:______________________________________________
                                   James E. Cahill,
                                   Vice President, General Counsel and Secretary

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

     The undersigned hereby executes this counterpart signature page of the Registration Rights Agreement, dated as of October 2, 2002, by and among TippingPoint Technologies, Inc. and certain Holders, including the undersigned.


                                            ____________________________________
                                            Name of Holder (Please print)


                                            By:_________________________________
                                                         (Signature)


                                            By:_________________________________
                                             (Second signature, if necessary)

                                            Print Name:_________________________

                                            Title:______________________________

                                            Address:____________________________

                                            ____________________________________

                                            ____________________________________

                                            Phone:______________________________

                                            Fax:________________________________